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                                                                     EXHIBIT 23


                           INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-43783 of LOT$OFF Corporation on Form S-8 of our report dated May 5, 1998, appearing in this Annual Report on Form 10-K of LOT$OFF Corporation for the fiscal year ended January 30, 1998.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
San Antonio, Texas
May 14, 1998